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                                                                     Exhibit 1.1

                                                                  CONFORMED COPY







                                 $500,000,000

                         5-5/8% Senior Notes due 2008

                     John Hancock Financial Services, Inc.






                            UNDERWRITING AGREEMENT



                               November 29, 2001
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                                                              November 29, 2001

Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
  as Representatives of the Several
  Underwriters named in Schedule I hereto
c/o Lehman Brothers Inc.
    101 Hudson Street
    Jersey City, New Jersey 07302

Attn:  Fixed Income Syndicate (with
         a copy to General Counsel)


Dear Sirs and Mesdames:


          John Hancock Financial Services, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its 5-5/8% Senior Notes due 2008 (the "Notes") to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated are acting as representatives (the "Representatives"). The Notes will be issued pursuant to an Indenture dated as of November 29, 2001 and resolutions of officers authorized by the Board of Directors of the Company dated as of November 29, 2001, (such resolutions and Indenture being collectively referred to herein as the "Indenture") between the Company and JPMorgan Chase Bank, as Trustee (the "Trustee"). This agreement (this "Agreement") is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters. Certain terms used herein are defined in Section 13 hereof.

          Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect
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to the Registration Statement, the Basic Prospectus, any Preliminary Final
Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

          1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (Registration No. 333-62668) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of various securities of the Company, including the Notes. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to the Representatives. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Notes in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final

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     Prospectus) as the Company has advised the Representatives, prior to the
     Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The Commission has not issued any order preventing or suspending the use of any Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus.

          (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules and regulations thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (1) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (2) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). There is no contract or document required to

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     be described in the Registration Statement or the Final Prospectus or to be
     filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement which is not described or filed as required.

          (c) Ernst & Young LLP, whose report is included or incorporated by reference in the Registration Statement and the Final Prospectus, are independent certified public accountants with respect to the Company and its subsidiaries, as required by the Act. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, any Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the Act, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all materials respects the information required to be stated therein.

          (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under this Agreement and the Indenture and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole (collectively, the "John Hancock Enterprise").

          (e) There are no subsidiaries that constitute "significant subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) which

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     are not listed on Annex A hereto. Each of the subsidiaries listed on Annex
     A hereto (the "Significant Subsidiaries") has been duly incorporated or organized, as the case may be, and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each Significant Subsidiary has the power, corporate and other, and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the John Hancock Enterprise; all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly validly authorized and issued, are fully paid and non- assessable and, in the percentages set forth on Annex A hereto, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equitable claims or other adverse claims.

          (f) This Agreement has been duly authorized, executed and delivered by the Company.

          (g) The Indenture has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture (i) has been duly qualified under the Trust Indenture Act, (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms to the description thereof in the Registration Statement and the Final Prospectus.

          (h) The Notes have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered

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     to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, free of any preemptive or similar rights to subscribe to or purchase the same arising by operation of law or under the certificate of incorporation or by-laws of the Company or otherwise, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, and the Notes conform, or will conform, to the description thereof in the Registration Statement and the Final Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company. The capitalization of the Company as of the date of the most recent balance sheet included in the Final Prospectus is as set forth in the Final Prospectus. The Company has all requisite corporate power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and the Final Prospectus. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Notes to be sold by the Company hereunder has been, or, on or before the Closing Date will have been, validly and sufficiently taken.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of the Significant Subsidiaries that is material to the John Hancock Enterprise, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Significant Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the

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     Company of its obligations under this Agreement, except such as have been obtained under the Federal securities laws or state insurance laws or may be required by the securities or Blue Sky laws of the various states or the securities laws of any foreign country in connection with the offer and sale of the Notes.

          (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except for the issuance of CDN$175.0 million of debt securities and the issuance in the ordinary course of business of commercial paper pursuant to the Company's $1.0 billion commercial paper program, (1) the Company and the Significant Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) each of the Company and the Significant Subsidiaries has not purchased any of its outstanding capital stock (other than, with respect to the Company, pursuant to the Company's publicly announced $1.0 billion stock repurchase authorization and pursuant to the Company's employee stock plans and agreements), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends (including dividends or distributions in the ordinary course by John Hancock Life Insurance Company, a Massachusetts corporation ("JHLICO"), to the Company; and (3) there has not been any material change in (A) the short-term debt or long-term debt of the Company and its subsidiaries considered as a whole or (B) the capital stock of the Company and the Significant Subsidiaries, except in each case as described in the Final Prospectus.

          (k) There has not occurred any material adverse change, or any development reasonably likely to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the John Hancock Enterprise, from that set forth in the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (l) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of

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     its subsidiaries is a party or to which any of the properties of the
     Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Final Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (m) None of the Company or any of the Significant Subsidiaries is required to, nor will it be required to after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Prospectus, register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (n) Each of the Company and the Significant Subsidiaries has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the "Consents") of and from, and has made all filings and declarations (collectively, the "Filings") with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Prospectus, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, have a material adverse effect on the John Hancock Enterprise; all such Consents and Filings are in full force and effect, the Company and the Significant Subsidiaries are in compliance with such Consents and neither the Company nor any of the Significant Subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or any of the Significant Subsidiaries, except as set forth in the Final Prospectus or any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation which would not, singly or in the aggregate, have a material adverse

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     effect on the John Hancock Enterprise; JHLICO is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not have a material adverse effect on the John Hancock Enterprise.

          (o) The documents incorporated by reference into the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, at the time they were or are filed with the Commission, conform or will conform, as the case may be, with the requirements of the Act and the Exchange Act, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (p) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

          (q) The Notes will be pari passu with all existing and future unsecured and unsubordinated indebtedness of the Company.

          2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, at a price equal to 99.097% of the principal amount thereof, plus accrued interest, if any, from December 6, 2001, the principal amount of Notes set forth in Schedule I hereto opposite its name.

          The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending on the later of (1) the termination of trading restrictions for the Notes and (2) the Closing Date, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities substantially similar to the Notes in the same market as the Notes.

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          3.   Terms of Public Offering. The Company is advised by the
Representatives that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that the Notes are to be offered to the public initially at 99.722% of the principal amount thereof (the "Public Offering Price") and to certain dealers selected by the Representatives at a price that represents a concession not in excess of 0.375% of the principal amount thereof under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of 0.250% of the principal amount thereof, to any Underwriter or to certain other dealers.

          4. Payment and Delivery. Payment for the Notes shall be made to the Company in Federal or other funds immediately available in Boston, Massachusetts, to a U.S. bank account specified by the Company no later than two Business Days prior to the Closing Date; against delivery of such Notes for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December 6, 2001, or at such other time on the same or such other date, not later than three Business Days after the foregoing date, as shall be designated, at the sole option of the Representatives, in writing, such right to extend to be exercised reasonably and such date to be reasonably acceptable to the Company. The time and date of such payment are hereinafter referred to as the "Closing Date".

          Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

          5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Notes to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Notes on the Closing Date are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a)  If the Registration Statement has not become

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     effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the Public Offering Price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the Public Offering Price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the satisfaction of the Representatives.

          (b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Final Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of the Representatives, or in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinions of the Representatives, or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, financial strength or claims paying ability, as the case may be, by A.M. Best Company,

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          Inc., Moody's Investor Services, Inc., Standard & Poor's Rating Group
          or Duff & Phelps Inc.; and

               (ii) there shall not have occurred any change, or any development reasonably likely to result in a prospective change, in the condition, financial or otherwise, or in the earnings, reserves, surplus, business or operations of the John Hancock Enterprise, from that set forth in the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Final Prospectus.

          (d) The Underwriters shall have received on the Closing Date certificates, dated the Closing Date and signed by an executive officer or the Treasurer of the Company to the effect set forth in Section 5(c)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer or officers signing and delivering such certificates may rely upon the best of their knowledge as to proceedings threatened.

          (e) The Underwriters shall have received on the Closing Date an opinion of McDermott Will & Emery, outside counsel for the Company, dated the Closing Date, and containing such exceptions, qualifications and limitations as are acceptable to such counsel and Cravath, Swaine & Moore, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in the

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               Commonwealth of Massachusetts;

                      (ii) the Indenture and the Notes conform in all material respects as to legal matters to the respective statements concerning them contained in the Registration Statement and the Final Prospectus;

                      (iii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture has been duly qualified under the Trust Indenture Act and the rules and regulations thereunder;

                      (iv) the Notes have been duly authorized and executed by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms of this Agreement, will have been validly issued and delivered, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                      (v) this Agreement has been duly authorized, executed and delivered by the Company;

                      (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate

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               any provision of New York or Federal law or of the General
               Corporation Law of the State of Delaware or the Restated Certificate of Incorporation or by-laws of the Company or any agreement or other instrument filed as an exhibit to the Registration Statement, or any judgment, order or decree known to such counsel of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any United States, Delaware (but only to the extent such would be required by the General Corporation Law of the State of Delaware) or New York governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained under the Federal securities laws and such as may be required by the securities, insurance or Blue Sky laws of the various states or the securities laws of any foreign country in connection with the offer and sale of the Shares by the Underwriters;

                    (vii) the statements (A) in the Final Prospectus under the caption "Underwriting" (with respect solely to the description of this Agreement contained therein) and (B) in the Registration Statement in the first two paragraphs of Item 15, in each case insofar as such statements purport to summarize the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein;

                    (viii) the Company is not required to, nor will it be
               required to after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Prospectus, register under the Investment Company Act of 1940, as amended, as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                    (ix) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period

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               required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; and such counsel is of the opinion that the Registration Statement and Final Prospectus (except for financial statements and notes thereto and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Act and the Trust Indenture Act and the respective applicable rules and regulations of the Commission thereunder; and

                    (x) each document incorporated by reference in the Registration Statement as filed under the Exchange Act complied when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except that no opinion need be expressed as to the financial statements or notes thereto and other financial and statistical data contained therein).

               Such counsel shall also state that, although it has not itself checked the accuracy and completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Final Prospectus, except to the limited extent stated in paragraphs (ii) and (vii) above, in the course of its review and discussion of the contents of the Registration Statement and the Final Prospectus with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to its attention which cause such counsel to believe that the Registration Statement (other than the financial statements and notes thereto, other financial and statistical information and supporting schedules contained therein or omitted therefrom, as to which such counsel need express no belief), at the time it became effective or on the date the Registration Statement was last deemed amended, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Final Prospectus (other than the financial statements and notes thereto, other financial and statistical information and supporting schedules contained therein or omitted therefrom, as to which such counsel need express no belief), as of its date and as of the date of its opinion, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

               (f) The Underwriters shall have received on the Closing Date an opinion of Wayne A. Budd, Esq., Executive Vice President and General Counsel of the Company, dated the Closing Date, and containing such exceptions, qualifications and limitations as are acceptable to such counsel and Cravath, Swaine & Moore, to the effect that:

                     (i) each Significant Subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be;

                     (ii) to such counsel's knowledge, each Significant Subsidiary of the Company has the power, corporate and other, and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise;

                     (iii) all of the issued and outstanding shares of capital
               stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, in the percentages set forth on Annex A hereto, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                    (iv) to such counsel's knowledge, each of the Company and
               the Significant Subsidiaries has all necessary Consents of and from, and has made all Filings with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Prospectus, except where the failure to have such Consents or to make such Filings would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise; to such counsel's knowledge, all such Consents and Filings are in full force and effect, the Company and the Significant Subsidiaries are in compliance with such Consents and neither the Company nor any of the Significant Subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or any of the Significant Subsidiaries, except as set forth in the Final Prospectus or any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation which would not, singly or in the aggregate, have a material adverse effect on the John Hancock Enterprise;

                    (v) none of the Significant Subsidiaries is required to, nor will it be required to after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Prospectus, register under the Investment Company Act of 1940, as amended, as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                    (vi) the statements in the Company's Annual Report on Form
               10-K for the year ended December 31, 2000 under the captions "Regulation-- Regulation Governing Potential Acquisitions of Control" and "Regulation--Regulation of Dividends and Other

               Payments from Insurance Subsidiaries," in each case insofar as such statements purport to constitute summaries of Massachusetts law, fairly summarize the matters referred to therein.

               (g) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(e)(ii), 5(e)(iii), 5(e)(iv), 5(e)(vii) (but only as to the statements in the Final Prospectus under "Underwriting") and 5(e)(ix) above.

               Such counsel shall also state that it (i) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective or on the date the Registration Statement was last deemed amended contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Final Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               With respect to Section 5(e)(ix) above and the statements described in the immediately preceding paragraph and in the final paragraph of Section 5(e), McDermott Will & Emery and Cravath, Swaine & Moore may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Final Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

               The opinion of McDermott Will & Emery described in Section 5(e) above and the opinion of Wayne A. Budd, Esq., described in Section 5(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

               (h) The Underwriters shall have received on the Closing Date, a letter dated the Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that such letter shall use a "cut-off date" not earlier than the date hereof.

               6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

               (a) To furnish to each of the Representatives, without charge, a signed copy of the Registration Statement (including exhibits thereto) and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus), in each case as soon as available, and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto or documents incorporated by reference therein) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Final Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

               (b) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the

          Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

               (c) If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Final Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Notes may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such U.S. jurisdictions as the Representatives shall reasonably request and under the laws that govern unregistered securities offerings in the foreign jurisdictions identified in writing to you prior to the date hereof.

               (e) To make generally available to the Company's security holders and to the Representatives as soon as practicable an earnings statement covering the twelve-month period ending December 31, 2002, that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

               (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants in connection with the registration and delivery of the Notes under the Act and all other fees or expenses of the Company in connection with the preparation and filing of the Registration Statement, the Basic Prospectus any Preliminary Prospectus, the Final Prospectus, the Indenture, the Statement of Eligibility and Qualification of the Trustee on Form T-1 filed with the Commission (the "Form T-1") and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) any filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Notes by the National Association of Securities Dealers, Inc., (v) any fees required to be paid to rating agencies incurred in connection with the rating of the Notes, (vi) the fees, costs and charges of the Trustee, including the fees and disbursements of counsel for the Trustee, (vii) any cost of printing certificates representing the Notes, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, and (x) all expenses of the Company in connection with any offer and sale of the Notes outside of the United States and filing fees in connection with offers and sales outside of the United States; provided, however, that the Underwriters shall reimburse the Company on the Closing Date for $250,000 of such fees, disbursements and expenses. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

               (g) Until termination of the offering of the Notes, the Company shall timely file all documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act.

               (h) The Company shall apply the net proceeds from the sale of the Notes as set forth in the Final Prospectus.

               (i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

               7. Indemnity and Contribution. (a) The Company, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Underwriter, if a copy of the Final Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

               (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Any firm retained pursuant to the second immediately preceding sentence shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. The foregoing sentence shall not expand the scope of the indemnification provided in Section 7(a) or 7(b). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to in Section 7(a) or 7(b), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate Public Offering Price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation

(even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)  The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall survive regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Notes.

          8. Termination. This Agreement shall be subject to termination by notice given by the Representatives to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either the New York Stock Exchange or the National Association of Securities Dealers, Inc. or the clearance or settlement of such trading generally shall have been materially disrupted, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis (including, without limitation, an act of terrorism) that, in the judgment of the Representatives, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Final Prospectus.

          9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Final Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          13. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Boston, Massachusetts.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Notes that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

          Please confirm, by signing and returning to us two counterparts of this Agreement, that the Representatives are acting on behalf of themselves and the several Underwriters and that the foregoing correctly sets forth the Agreement between the Company and the several Underwriters.


                                          Very truly yours,

                                          JOHN HANCOCK FINANCIAL SERVICES, INC.


                                          By:  /s/ Thomas E. Moloney
                                             -----------------------
                                             Name:  Thomas E. Moloney
                                             Title: Chief Financial Officer


Accepted as of the date hereof

LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By: Lehman Brothers Inc.


By:  /s/ Martin Goldberg
   ----------------------------
   Name:  Martin Goldberg
   Title: Senior Vice President

                                                                      SCHEDULE I

                                 UNDERWRITERS

                                                                    Principal
                                                                 Amount of Notes
          Underwriter                                            To Be Purchased

--------------------------------------------------------------------------------
Lehman Brothers Inc...........................................      $162,500,000
--------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated.............................      $162,500,000
--------------------------------------------------------------------------------
ABN Amro Incorporated.........................................      $ 25,000,000
--------------------------------------------------------------------------------
Banc of America Securities LLC................................      $ 25,000,000
--------------------------------------------------------------------------------
Credit Suisse First Boston Corporation........................      $ 25,000,000
--------------------------------------------------------------------------------
Goldman, Sachs & Co...........................................      $ 25,000,000
--------------------------------------------------------------------------------
J.P. Morgan Securities Inc....................................      $ 25,000,000
--------------------------------------------------------------------------------
Salomon Smith Barney Inc......................................      $ 25,000,000
--------------------------------------------------------------------------------
The Williams Capital Group, L.P...............................      $ 25,000,000
--------------------------------------------------------------------------------
Total.........................................................      $500,000,000
                                                                    ============
--------------------------------------------------------------------------------

                                                                         ANNEX A




--------------------------------------------------------------------------------
                                                                     % of Equity
                                                                     -----------
                                                                       Owned by
                                                                       --------
                                                                       Company
                                                                       -------
                    Significant Subsidiary
                    ----------------------
--------------------------------------------------------------------------------
1.  John Hancock Life Insurance Company                                  100%
--------------------------------------------------------------------------------